Exhibit 4

Counterpart      of 110 Counterparts

CAROLINA POWER & LIGHT COMPANY

d/b/a PROGRESS ENERGY CAROLINAS, INC.

TO

THE BANK OF NEW YORK

(formerly Irving Trust Company)

AND

DOUGLAS J. MACINNES

(successor to Frederick G. Herbst, Richard H. West, J.A. Austin, E.J. McCabe, G. White,

D.W. May, J.A. Vaughan, Joseph J. Arney, Wafaa Orfy and W.T. Cunningham)

as Trustees under Carolina Power &

Light Company’s Mortgage and Deed

of Trust, dated as of May 1, 1940

Seventy-second Supplemental Indenture

Providing among other things for

First Mortgage Bonds

5.125% Series due 2013 (Eighty-first Series)

6.125% Series due 2033 (Eighty-second Series)

Dated as of September 1, 2003

SEVENTY-SECOND SUPPLEMENTAL INDENTURE

INDENTURE, dated as of September 1, 2003, by and between CAROLINA POWER & LIGHT COMPANY (d/b/a PROGRESS ENERGY CAROLINAS, INC.), a corporation of the State of North Carolina, whose post office address is 411 Fayetteville Street, Raleigh, North Carolina 27601-1768 (hereinafter sometimes referred to as the “Company”), and THE BANK OF NEW YORK (formerly Irving Trust Company), a corporation of the State of New York, whose post office address is 101 Barclay Street, New York, New York 10286 (hereinafter sometimes referred to as the “Corporate Trustee”), and DOUGLAS J. MACINNES (successor to Frederick G. Herbst, Richard H. West, J.A. Austin, E.J. McCabe, G. White, D.W. May, J.A. Vaughan, Joseph J. Arney, Wafaa Orfy and W.T. Cunningham), whose post office address is 101 Barclay Street, New York, New York 10286 (the Corporate Trustee and the Individual Trustee being hereinafter together sometimes referred to as the “Trustees”), as Trustees under the Mortgage and Deed of Trust, dated as of May 1, 1940 (hereinafter referred to as the “Mortgage”), which Mortgage was executed and delivered by the Company to Irving Trust Company (now The Bank of New York) and Frederick G. Herbst to secure the payment of bonds issued or to be issued under and in accordance with the provisions of the Mortgage, reference to which Mortgage is hereby made, this Indenture (hereinafter sometimes referred to as the “Seventy-second Supplemental Indenture”) being supplemental thereto:

WHEREAS, the Mortgage was recorded in various Counties in the States of North Carolina and South Carolina; and

WHEREAS, the Mortgage was indexed and cross-indexed in the real and chattel mortgage records in various Counties in the States of North Carolina and South Carolina; and

WHEREAS, an instrument, dated as of June 25, 1945, was executed by the Company appointing Richard H. West as Individual Trustee in succession to said Frederick G. Herbst (deceased) under the Mortgage, and by Richard H. West accepting said appointment, which instrument was recorded in various Counties in the States of North Carolina and South Carolina; and

WHEREAS, an instrument, dated as of December 12, 1957, was executed by the Company appointing J.A. Austin as Individual Trustee in succession to said Richard H. West (resigned) under the Mortgage, and by J.A. Austin accepting said appointment, which instrument was recorded in various Counties in the States of North Carolina and South Carolina; and

WHEREAS, an instrument, dated as of April 15, 1966, was executed by the Company appointing E.J. McCabe as Individual Trustee in succession to said J.A. Austin (resigned) under the Mortgage, and by E.J. McCabe accepting said appointment, which instrument was recorded in various Counties in the States of North Carolina and South Carolina; and

WHEREAS, by the Seventeenth Supplemental Indenture mentioned below, the Company, among other things, appointed G. White as Individual Trustee in succession to said E.J. McCabe (resigned), and G. White accepted said appointment; and

WHEREAS, by the Nineteenth Supplemental Indenture mentioned below, the Company, among other things, appointed D.W. May as Individual Trustee in succession to said G. White (resigned), and D.W. May accepted said appointment; and

WHEREAS, by the Thirty-fifth Supplemental Indenture mentioned below, the Company, among other things, appointed J.A. Vaughan as Individual Trustee in succession to said D.W. May (resigned), and J.A. Vaughan accepted said appointment; and

WHEREAS, an instrument, dated as of June 27, 1988, was executed by the Company appointing Joseph J. Arney as Individual Trustee in succession to said J.A. Vaughan (resigned) under the Mortgage, and by Joseph J. Arney accepting said appointment, which instrument was recorded in various Counties in the States of North Carolina and South Carolina; and

WHEREAS, by the Forty-fifth Supplemental Indenture mentioned below, the Company, among other things, appointed Wafaa Orfy as Individual Trustee in succession to said Joseph J. Arney (resigned), and Wafaa Orfy accepted said appointment; and

WHEREAS, by the Forty-ninth Supplemental Indenture mentioned below, the Company, among other things, appointed W.T. Cunningham as Individual Trustee in succession to said Wafaa Orfy (resigned), and W.T. Cunningham accepted said appointment; and

WHEREAS, by the Sixty-sixth Supplemental Indenture mentioned below, the Company, among other things, appointed Douglas J. MacInnes as Individual Trustee in succession to said W.T. Cunningham (resigned), and Douglas J. MacInnes accepted said appointment; and

WHEREAS, such instruments were indexed and cross-indexed in the real and chattel mortgage records in various Counties in the States of North Carolina and South Carolina; and

WHEREAS, effective January 1, 2003, the Company began doing business under the name Progress Energy Carolinas, Inc., without changing the legal name of the Company; and certificates of doing business by the Company under such name were recorded in all counties in the State of North Carolina and South Carolina in which this Seventy-second Supplemental Indenture is to be recorded and were filed and indexed and cross-indexed in the real property records in each of such counties; and

WHEREAS, by the Thirteenth Supplemental Indenture mentioned below, the Company, among other things, reserved the right, without any consent, vote or other action by holders of the bonds of the Fourteenth Series, or of any subsequent series, to amend in its entirety Article XVIII of the Mortgage, as supplemented, as provided in said Thirteenth Supplemental Indenture; and

WHEREAS, by the Twenty-second Supplemental Indenture mentioned below, the Company, among other things, reserved the right, without any consent or other action by holders of the bonds of the Twenty-third Series or of any subsequently created series, to amend the Mortgage, as supplemented, so as to eliminate: (a) subdivision (II) of Section 38; (b) clause (6) and the reference to clause (6) from Section 5; (c) the reference to Section 38 from clause (c) of Section 5; and (d) the references to Section 38 from Section 29; and

WHEREAS, by the Mortgage, the Company covenanted that it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Mortgage and to make subject to the lien of the Mortgage any property thereafter acquired intended to be subject to the lien thereof; and

WHEREAS, for said purposes, among others, the Company executed and delivered to the Trustees the following supplemental indentures:

Designation	Dated as of
First Supplemental Indenture	January 1, 1949

Designation	Dated as of
Second Supplemental Indenture	December 1, 1949
Third Supplemental Indenture	February 1, 1951
Fourth Supplemental Indenture	October 1, 1952
Fifth Supplemental Indenture	March 1, 1958
Sixth Supplemental Indenture	April 1, 1960
Seventh Supplemental Indenture	November 1, 1961
Eighth Supplemental Indenture	July 1, 1964
Ninth Supplemental Indenture	April 1, 1966
Tenth Supplemental Indenture	October 1, 1967
Eleventh Supplemental Indenture	October 1, 1968
Twelfth Supplemental Indenture	January 1, 1970
Thirteenth Supplemental Indenture	August 1, 1970
Fourteenth Supplemental Indenture	January 1, 1971
Fifteenth Supplemental Indenture	October 1, 1971
Sixteenth Supplemental Indenture	May 1, 1972
Seventeenth Supplemental Indenture	May 1, 1973
Eighteenth Supplemental Indenture	November 1, 1973
Nineteenth Supplemental Indenture	May 1, 1974
Twentieth Supplemental Indenture	December 1, 1974
Twenty-first Supplemental Indenture	April 15, 1975
Twenty-second Supplemental Indenture	October 1, 1977
Twenty-third Supplemental Indenture	June 1, 1978
Twenty-fourth Supplemental Indenture	May 15, 1979
Twenty-fifth Supplemental Indenture	November 1, 1979
Twenty-sixth Supplemental Indenture	November 1, 1979
Twenty-seventh Supplemental Indenture	April 1, 1980
Twenty-eighth Supplemental Indenture	October 1, 1980
Twenty-ninth Supplemental Indenture	October 1, 1980
Thirtieth Supplemental Indenture	December 1, 1982
Thirty-first Supplemental Indenture	March 15, 1983
Thirty-second Supplemental Indenture	March 15, 1983
Thirty-third Supplemental Indenture	December 1, 1983
Thirty-fourth Supplemental Indenture	December 15, 1983
Thirty-fifth Supplemental Indenture	April 1, 1984
Thirty-sixth Supplemental Indenture	June 1, 1984
Thirty-seventh Supplemental Indenture	June 1, 1984
Thirty-eighth Supplemental Indenture	June 1, 1984
Thirty-ninth Supplemental Indenture	April 1, 1985
Fortieth Supplemental Indenture	October 1, 1985
Forty-first Supplemental Indenture	March 1, 1986
Forty-second Supplemental Indenture	July 1, 1986
Forty-third Supplemental Indenture	January 1, 1987
Forty-fourth Supplemental Indenture	December 1, 1987
Forty-fifth Supplemental Indenture	September 1, 1988
Forty-sixth Supplemental Indenture	April 1, 1989
Forty-seventh Supplemental Indenture	August 1, 1989
Forty-eighth Supplemental Indenture	November 15, 1990
Forty-ninth Supplemental Indenture	November 15, 1990
Fiftieth Supplemental Indenture	February 15, 1991
Fifty-first Supplemental Indenture	April 1, 1991

Designation	Dated as of
Fifty-second Supplemental Indenture	September 15, 1991
Fifty-third Supplemental Indenture	January 1, 1992
Fifty-fourth Supplemental Indenture	April 15, 1992
Fifty-fifth Supplemental Indenture	July 1, 1992
Fifty-sixth Supplemental Indenture	October 1, 1992
Fifty-seventh Supplemental Indenture	February 1, 1993
Fifty-eighth Supplemental Indenture	March 1, 1993
Fifty-ninth Supplemental Indenture	July 1, 1993
Sixtieth Supplemental Indenture	July 1, 1993
Sixty-first Supplemental Indenture	August 15, 1993
Sixty-second Supplemental Indenture	January 15, 1994
Sixty-third Supplemental Indenture	May 1, 1994
Sixty-fourth Supplemental Indenture	August 15, 1997
Sixty-fifth Supplemental Indenture	April 1, 1998
Sixty-sixth Supplemental Indenture	March 1, 1999
Sixty-seventh Supplemental Indenture	March 1, 2000
Sixty-eighth Supplemental Indenture	April 1, 2000
Sixty-ninth Supplemental Indenture	June 1, 2000
Seventieth Supplemental Indenture	July 1, 2000
Seventieth-first Supplemental Indenture	February 1, 2002

which supplemental indentures (other than said Sixty-fifth Supplemental Indenture and said Sixty-seventh Supplemental Indenture) were recorded in various Counties in the States of North Carolina and South Carolina, and were indexed and cross-indexed in the real and chattel mortgage or security interest records in various Counties in the States of North Carolina and South Carolina; and

WHEREAS, no recording or filing of said Sixty-fifth Supplemental Indenture in any manner or place is required by law in order to fully preserve and protect the security of the bondholders and all rights of the Trustees or is necessary to make effective the lien intended to be created by the Mortgage or said Sixty-fifth Supplemental Indenture; and said Sixty-seventh Supplemental Indenture was recorded only in Rowan County, North Carolina to make subject to the lien of the Mortgage, as supplemented, certain property of the Company located in said County intended to be subject to the lien of the Mortgage, as supplemented, all in accordance with Section 42 of the Mortgage; and

WHEREAS, the Mortgage and said First through Seventy-first Supplemental Indentures (other than said Sixty-fifth and said Sixty-seventh Supplemental Indentures) were or are to be recorded in all Counties in the States of North Carolina and South Carolina in which this Seventy-second Supplemental Indenture is to be recorded; and

WHEREAS, in addition to the property described in the Mortgage, as heretofore supplemented, the Company has acquired certain other property, rights and interests in property; and

WHEREAS, the Company has heretofore issued, in accordance with the provisions of the Mortgage, as supplemented, the following series of First Mortgage Bonds:

Series	Principal Amount Issued	Principal Amount Outstanding
3-3/4% Series due 1965	46,000,000	None
3-1/8% Series due 1979	20,100,000	None
3-1/4% Series due 1979	43,930,000	None
2-7/8% Series due 1981	15,000,000	None
3-1/2% Series due 1982	20,000,000	None
4-1/8% Series due 1988	20,000,000	None
4-7/8% Series due 1990	25,000,000	None
4-1/2% Series due 1991	25,000,000	None
4-1/2% Series due 1994	30,000,000	None
5-1/8% Series due 1996	30,000,000	None
6-3/8% Series due 1997	40,000,000	None
6-7/8% Series due 1998	40,000,000	None
8-3/4% Series due 2000	40,000,000	None
8-3/4% Series due August 1, 2000	50,000,000	None
7-3/8% Series due 2001	65,000,000	None
7-3/4% Series due October 1, 2001	70,000,000	None
7-3/4% Series due 2002	100,000,000	None
7-3/4% Series due 2003	100,000,000	None
8-1/8% Series due November 1, 2003	100,000,000	None
9-3/4% Series due 2004	125,000,000	None
11-1/8% Series due 1994	50,000,000	None
11% Series due April 15, 1984	100,000,000	None
8-1/2% Series due October 1, 2007	100,000,000	None
9-1/4% Series due June 1, 2008	100,000,000	None
10-1/2% Series due May 15, 2009	125,000,000	None
12-1/4% Series due November 1, 2009	100,000,000	None
Pollution Control Series A	63,000,000	None
14-1/8% Series due April 1, 1987	125,000,000	None
Pollution Control Series B	50,000,000	None
Pollution Control Series C	6,000,000	None
11-5/8% Series due December 1, 1992	100,000,000	None
Pollution Control Series D	48,485,000	None
Pollution Control Series E	5,970,000	None
12-7/8% Series due December 1, 2013	100,000,000	None
Pollution Control Series F	34,700,000	34,700,000
13-3/8% Series due April 1, 1994	100,000,000	None
Pollution Control Series G	122,615,000	None
Pollution Control Series H	70,000,000	None
Pollution Control Series I	70,000,000	None
Pollution Control Series J	6,385,000	$1,795,000
Pollution Control Series K	$2,580,000	$2,580,000
Extendible Series due April 1, 1995	125,000,000	None
11-3/4% Series due October 1, 2015	100,000,000	None
8-7/8% Series due March 1, 2016	100,000,000	None
8-1/8% Series due July 1, 1996	125,000,000	None
8-1/2% Series due January 1, 2017	100,000,000	None
9.174% Series due December 1, 1992	100,000,000	None
9% Series due September 1, 1993	100,000,000	None

Series	Principal Amount Issued	Principal Amount Outstanding
9.60% Series due April 1, 1991	100,000,000	None
Secured Medium-Term Notes, Series A	200,000,000	None
8-1/8% Series due November 15, 1993	100,000,000	None
Secured Medium-Term Notes, Series B	100,000,000	None
8-7/8% Series due February 15, 2021	125,000,000	None
9% Series due April 1, 2022	100,000,000	None
8-5/8% Series due September 15, 2021	100,000,000	100,000,000
5.20% Series due January 1, 1995	125,000,000	None
7-7/8% Series due April 15, 2004	150,000,000	150,000,000
8.20% Series due July 1, 2022	150,000,000	None
6-3/4% Series due October 1, 2002	100,000,000	None
6-1/8% Series due February 1, 2000	150,000,000	None
7-1/2% Series due March 1, 2023	150,000,000	None
5-3/8% Series due July 1, 1998	100,000,000	None
Secured Medium-Term Notes, Series C	200,000,000	None
6-7/8% Series due August 15, 2023	100,000,000	None
5-7/8% Series due January 15, 2004	150,000,000	150,000,000
Pollution Control Series L	72,600,000	72,600,000
Pollution Control Series M	50,000,000	50,000,000
6.80% Series due August 15, 2007	200,000,000	200,000,000
5.95% Senior Note Series due March 1, 2009	400,000,000	400,000,000
7.50% Senior Note Series Due April 1, 2005	300,000,000	300,000,000
Pollution Control Series N	67,300,000	67,300,000
Pollution Control Series O	55,640,000	55,640,000
Pollution Control Series P	50,000,000	50,000,000
Pollution Control Series Q	50,000,000	50,000,000
Pollution Control Series R	45,600,000	45,600,000
Pollution Control Series S	41,700,000	41,700,000
Pollution Control Series T	50,000,000	50,000,000
Pollution Control Series U	50,000,000	50,000,000
Pollution Control Series V	87,400,000	87,400,000
Pollution Control Series W	48,485,000	48,485,000

which bonds are herein sometimes referred to as bonds of the First through Eightieth Series, respectively; and

WHEREAS, Section 8 of the Mortgage provides that the form of each series of bonds (other than the First Series) issued thereunder and of the coupons to be attached to coupon bonds of such series shall be established by Resolution of the Board of Directors of the Company and that the form of such series, as established by said Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain such provisions not inconsistent with the provisions of the Mortgage as said Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and/or secured under the Mortgage; and

WHEREAS, Section 120 of the Mortgage provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Mortgage, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations or restrictions for the benefit of any one or more series of bonds issued thereunder, or the Company may cure any ambiguity contained therein, or in any supplemental indenture, or may establish the terms and provisions of any series of bonds other than said First Series, by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to record in all of the states in which any property at the time subject to the lien of the Mortgage shall be situated; and

WHEREAS, the Company now desires to create two new series of bonds and to add to its covenants and agreements contained in the Mortgage, as heretofore supplemented, certain other covenants and agreements to be observed by it and to alter and amend in certain respects the covenants and provisions contained in the Mortgage, as heretofore supplemented; and

WHEREAS, the execution and delivery by the Company of this Seventy-second Supplemental Indenture, and the terms of the bonds of the Eighty-first and Eighty-second Series, hereinafter referred to, have been duly authorized by the Board of Directors of the Company by appropriate resolutions of said Board of Directors;

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That the Company, in consideration of the premises and of One Dollar to it duly paid by the Trustees at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in further evidence of assurance of the estate, title and rights of the Trustees and in order further to secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage, according to their tenor and effect and the performance of all the provisions of the Mortgage (including any instruments supplemental thereto and any modification made as in the Mortgage provided) and of said bonds, hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, pledges, sets over and confirms (subject, however, to Excepted Encumbrances as defined in Section 6 of the Mortgage) unto The Bank of New York and Douglas J. MacInnes, as Trustees under the Mortgage, and to their successor or successors in said trust, and to said Trustees and their successors and assigns forever, all the following described properties of the Company:

All electric generating plants, stations, transmission lines, and electric distribution systems, including permanent improvements, extensions or additions to or about such electrical plants, stations, transmission lines and distribution systems of the Company; all dams, power houses, power sites, buildings, generators, reservoirs, pipe lines, flumes, structures and works; all substations, transformers, switchboards, towers, poles, wires, insulators, and other appliances and equipment, and the Company’s rights or interests in the land upon which the same are situated, and all other property, real or personal, forming a part of or appertaining to, or used, occupied or enjoyed in connection with said generating plants, stations, transmission lines, and distribution systems; together with all rights of way, easements, permits, privileges, franchises and rights for or related to the construction, maintenance, or operation thereof, through, over, under or upon any public streets or highways, or the public lands of the United States, or of any State or other lands; and all water appropriations and water rights, permits and privileges; including all property, real, personal, and mixed, acquired by the Company after the date of the execution and delivery of the Mortgage, in addition to property covered by the above-mentioned supplemental indentures (except any herein or in the Mortgage, as heretofore supplemented, expressly excepted), now owned or, subject to the provisions of Section 87 of the Mortgage, hereafter acquired by the Company and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in this Seventy-second Supplemental Indenture) all lands, power sites, flowage rights, water rights, flumes, raceways, dams, rights of way and roads; all steam and power houses, gas plants, street lighting systems, standards and other equipment incidental thereto, telephone, radio and television systems, air-conditioning systems and equipment incidental thereto, water works, steam heat and hot water plants, lines, service and supply systems, bridges, culverts, tracts, ice or refrigeration plants and equipment, street and interurban railway systems, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, electric and gas machines, regulators, meters, transformers, generators, motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, wires, cables, tools, implements, apparatus, furniture, chattels and choses in action; all municipal and other franchises, consents or permits; all lines for the transmission and distribution of electric current, gas, steam heat or water for any purpose including poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith; all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same and (except as herein or in the Mortgage, as heretofore supplemented, expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore or in the Mortgage, as heretofore supplemented, described.

TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 57 of the Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

IT IS HEREBY AGREED by the Company that, subject to the provisions of Section 87 of the Mortgage, all the property, rights and franchises acquired by the Company after the date hereof (except any herein or in the Mortgage, as heretofore supplemented, expressly excepted) shall be and are as fully granted and conveyed hereby and as fully embraced within the lien hereof and the lien of the Mortgage as if such property, rights and franchises were now owned by the Company and were specifically described herein and conveyed hereby.

PROVIDED THAT the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed hereunder and are hereby expressly excepted from the lien and operation of this Seventy-second Supplemental Indenture and from the lien and operation of the Mortgage, namely: (1) cash, shares of stock and obligations (including bonds, notes and other securities) not hereafter specifically pledged, paid, deposited or delivered under the Mortgage or covenanted so to be; (2) merchandise, equipment, materials or supplies held for the purpose of sale in the usual course of business and fuel, oil and similar materials and supplies consumable in the operation of any properties of the Company; rolling stock, buses, motor coaches, vehicles and automobiles; (3) bills, notes and accounts receivable, and all contracts, leases and operating agreements not specifically pledged under the Mortgage, as heretofore supplemented, or this Seventy-second Supplemental Indenture or covenanted so to be; (4) electric energy and other materials or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; and (5) any property and rights heretofore released from the lien of the Mortgage; provided, however, that the property and rights expressly excepted from the lien and operation of the Mortgage and this Seventy-second Supplemental Indenture in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that either or both of the Trustees or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XII of the Mortgage by reason of the occurrence of a Default as defined in said Article XII.

TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto the Trustees, their successors and assigns forever.

IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Mortgage, as heretofore supplemented, this Seventy-second Supplemental Indenture being supplemental to the Mortgage.

AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage, as heretofore supplemented, shall affect and apply to the property hereinbefore described and conveyed and to the estate, rights, obligations and duties of the Company and the Trustees and the beneficiaries of the trust with respect to said property, and to the Trustees and their successors as Trustees of said property in the same manner and with the same effect as if the said property had been owned by the Company at the time of the execution of the Mortgage and had been specifically and at length described in and conveyed to the Trustees by the Mortgage as a part of the property therein stated to be conveyed.

The Company further covenants and agrees to and with the Trustees and their successor or successors in such trust under the Mortgage as follows:

ARTICLE I

EIGHTY-FIRST SERIES OF BONDS

SECTION 1(A)(I).    There shall be a series of bonds designated “5.125% Series due 2013” (herein sometimes referred to as the “Eighty-first Series”), each of which shall also bear the descriptive title “First Mortgage Bond”, and the form thereof, which shall be established by Resolution of the Board of Directors of the Company, shall contain suitable provisions with respect to the matters hereinafter in this Section specified. Bonds of the Eighty-first Series shall be initially issued in the aggregate principal amount of $400,000,000, mature on September 15, 2013, bear interest at the rate of 5.125% per annum, payable from September 11, 2003, if the date of said bonds is prior to September 15, 2003, or, if the date of said bonds is after September 15, 2003, from the September 15 or March 15 next preceding the date of said bonds, and thereafter semi-annually on September 15 and March 15 of each year, be issued as fully registered bonds in the denominations of One Thousand Dollars and, at the option of the Company, in any multiple or multiples of One Thousand Dollars (the exercise of such option to be evidenced by the execution and delivery thereof) and be dated as in Section 10 of the Mortgage provided, the principal of and interest on each said bond to be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts.

Interest on bonds of the Eighty-first Series will be computed on the basis of a 360-day year comprised of twelve 30-day months. If a due date for the payment of interest or principal falls on a day that is not a business day, then the payment will be made on the next succeeding business day, and no interest will accrue on the amounts payable for the period from and after the original due date and until the next business day.

(II)    The bonds of the Eighty-first Series shall be redeemable at the option of the Company or with the Proceeds of Released Property in whole at any time, or in part from time to time, prior to maturity, upon notice as provided in Sections 52 and 54 of the Mortgage (given by mail at least 30 days and not more than 90 days prior to the date fixed for redemption (the “Redemption Date”)), at a redemption price (sometimes hereinafter referred to as the “Make-Whole Redemption Price”) equal to the greater of (i) 100% of the principal amount of the bonds then outstanding to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon from the Redemption Date to the maturity date, computed by discounting such payments, in each case, to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points, plus in each case accrued interest on the principal amount thereof to the Redemption Date. On and after the Redemption Date, unless the Company defaults in the payment of the Make-Whole Redemption Price and interest accrued thereon to such date, interest on the bonds of the Eighty-first Series, or the portions of them so called for redemption, shall cease to accrue.

“Treasury Rate” means, with respect to any Redemption Date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining life as defined below), yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate will be calculated on the third business day preceding such Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker having a maturity comparable to the remaining term of the bonds of the Eighty-first Series to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the bonds of the Eighty-first Series.

“Comparable Treasury Price” means (i) the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means either Banc of America Securities LLC or J.P. Morgan Securities Inc., as specified by the Company, or, if such firms are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.

“Reference Treasury Dealer” means (i) Banc of America Securities LLC and J.P. Morgan Securities Inc. and their respective successors and (ii) any other three Primary Treasury Dealers selected by us after consultation with the Independent Investment Banker, provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a “Primary Treasury Dealer”), we will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third business day preceding such Redemption Date.

In case of a redemption of only a part of the bonds of the Eighty-first Series, the Corporate Trustee shall draw by lot, in such manner as it deems appropriate, the particular bonds of the Eighty-first Series, or portions of them, to be redeemed.

The Company shall deliver to the Corporate Trustee promptly upon its calculation thereof, but in any event prior to any Redemption Date for the bonds of the Eighty-first Series, a Treasurer’s Certificate setting forth its calculation of the Make-Whole Redemption Price applicable to such redemption. The Corporate Trustee shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in relying upon the Company’s calculation of any Make-Whole Redemption Price of the bonds of the Eighty-first Series.

In lieu of stating the Make-Whole Redemption Price, notices of redemption of the bonds of the Eighty-first Series shall state substantially the following: “The redemption price of the bonds to be redeemed shall equal the greater of (i) 100% of the principal amount of the bonds then outstanding to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon from the Redemption Date to the maturity date, computed by discounting such payments, in each case, to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield (as defined in the Seventy-second Supplemental Indenture) plus 15 basis points, plus in each case accrued interest on the principal amount thereof to the Redemption Date.

Except as provided herein, Article X of the Mortgage, as heretofore supplemented, shall apply to redemptions of bonds of the Eighty-first Series.

(III)    At the option of the registered owner, any bonds of the Eighty-first Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations. The bonds of the Eighty-first Series may bear such legends as may be necessary to comply with any law or with any rules or regulations made pursuant thereto or with the rules or regulations of any stock exchange or to conform to usage or agreement with respect thereto.

Bonds of the Eighty-first Series shall be transferable upon the surrender thereof for cancellation, together with a written instrument of transfer in form approved by the registrar duly executed by the registered owner or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York.

Upon any exchange or transfer of bonds of the Eighty-first Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge required to be paid by the Company, as provided in Section 12 of the Mortgage, but the Company hereby waives any right to make a charge in addition thereto for any exchange or transfer of bonds of said Series.

(IV)    The bonds of the Eighty-first Series shall be issued in registered form without coupons and shall be issued initially in the form of one or more global bonds (hereinafter sometimes each such global bond referred to as an “Eighty-first Series Global Bond”) to or on behalf of The Depository Trust Company (hereinafter sometimes referred to as “DTC”), as depositary therefor, and registered in the name of such depositary or its nominee. Any bonds of the Eighty-first Series to be issued or transferred to, or to be held by or on behalf of DTC as such depositary or such nominee (or any successor of such depositary or nominee) for such purpose shall bear the depositary legends as required or otherwise agreed to by the Corporate Trustee and the Company, and in the case of a successor depositary, such legend or legends as such depositary and/or the Company shall require and to which each shall agree, in each case such agreement to be confirmed in writing to the Corporate Trustee. Notwithstanding any other provision in this Seventy-second Supplemental Indenture, payment of interest on the bonds of the Eighty-first Series may be made at the option of the Company by check mailed to the registered holders thereof at their registered address, and, that with respect to an Eighty-first Series Global Bond, the Company may make payments of principal of, the Make-Whole Redemption Price, if applicable, and interest on such Eighty-first Series Global Bond pursuant to and in accordance with such arrangements as are agreed upon by the Company and the depositary for such Eighty-first Series Global Bond.

Except as otherwise provided by this Seventy-second Supplemental Indenture, an Eighty-first Series Global Bond may be transferred, in whole but not in part and in the manner provided in the Mortgage, only to a nominee of the depositary for such Eighty-first Series Global Bond, or to the depositary, or to a successor depositary for such Eighty-first Series Global Bond selected or approved by the Company, or to a nominee of such successor depositary.

If at any time the depositary for an Eighty-first Series Global Bond notifies the Company that it is unwilling or unable to continue as the depositary for such Eighty-first Series Global Bond or if at any time the depositary for an Eighty-first Series Global Bond shall no longer be eligible or in good standing under any applicable statute or regulation, the Company shall appoint a successor depositary with respect to such Eighty-first Series Global Bond. If a successor depositary for such Eighty-first Series Global Bond is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Corporate Trustee, upon receipt of a Company request for the authentication and delivery of bonds of the Eighty-first Series in the form of definitive certificates in exchange for such Eighty-first Series Global Bond, will authenticate and deliver, without service charge, bonds of the Eighty-first Series in the form of definitive certificates of like tenor and terms in an aggregate principal amount equal to the principal amount of the Eighty-first Series Global Bond in exchange for such Eighty-first Series Global Bond. Such bonds of the Eighty-first Series will be issued to and registered in the name of such person or persons as are specified by the depositary.

The Company may at any time and in its sole discretion determine that any bonds of the Eighty-first Series issued or issuable in the form of one or more Eighty-first Series Global Bonds shall no longer be represented by such Eighty-first Series Global Bond or Bonds. In any such event the Company will execute, and the Corporate Trustee, upon receipt of a Company order for the authentication and delivery of bonds of the Eighty-first Series in the form of definitive certificates in exchange in whole or in part for such Eighty-first Series Global Bond or Bonds, will authenticate and deliver, without service charge, to each person specified by the depositary, bonds of the Eighty-first Series in the form of definitive certificates of like tenor and terms in an aggregate principal amount equal to the principal amount of such Eighty-first Series Global Bond or the aggregate principal amount of such Eighty-first Series Global Bonds in exchange for such Eighty-first Series Global Bond or Bonds.

If the Company so elects in a Treasurer’s Certificate, the depositary may surrender bonds of the Eighty-first Series issued in the form of an Eighty-first Series Global Bond in exchange in whole or in part for bonds of the Eighty-first Series in the form of definitive certificates of like tenor and terms on such terms as are acceptable to the Company and such depositary. Thereupon the Company shall execute, and the Corporate Trustee shall authenticate and deliver, without service charge, (i) to each person specified by such Depositary a new bond or bonds of the Eighty-first Series of like tenor and terms and any authorized denomination as requested by such person in aggregate principal amount equal to and in exchange for such person’s beneficial interest in the Eighty-first Series Global Bond; and (ii) to such depositary a new Eighty-first Series Global Bond of like tenor and terms and in an authorized denomination equal to the difference, if any, between the principal amount of the surrendered Eighty-first Series Global Bond and the aggregate principal amount of bonds of the Eighty-first Series delivered to holders thereof.

In any exchange provided for in any of the preceding three paragraphs, the Company shall execute and the Corporate Trustee shall authenticate and deliver bonds of the Eighty-first Series in the form of definitive certificates in authorized denominations. Upon the exchange of the entire principal amount of an Eighty-first Series Global Bond for bonds of the Eighty-first Series in the form of definitive certificates, such Eighty-first Series Global Bond shall be canceled by the Corporate Trustee. Except as provided in the immediately preceding paragraph, bonds of the Eighty-first Series issued in exchange for an Eighty-first Series Global Bond shall be registered in such names and in such authorized denominations as the depositary for such Eighty-first Series Global Bond, acting pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Corporate Trustee. Provided that the Company and the Corporate Trustee have so agreed, the Corporate Trustee shall deliver such bonds of the Eighty-first Series to the persons in whose names the bonds of the Eighty-first Series are so to be registered.

Any endorsement of an Eighty-first Series Global Bond to reflect the principal amount thereof, or any increase or decrease in such principal amount, shall be made in such manner and by such person or persons as shall be specified in or pursuant to any applicable letter of representations or other arrangement entered into with, or procedures of, the depositary with respect to such Eighty-first Series Global Bond or in a Company request. Subject to the terms of the Mortgage, the Corporate Trustee shall deliver and redeliver any such Eighty-first Series Global Bond in the manner and upon instructions given by the person or persons specified in or pursuant to any applicable letter of representations or other arrangement entered into with, or procedures of, the depositary with respect to such Eighty-first Series Global Bond or in any applicable Company request. If a Company request is so delivered, any instructions by the Company with respect to such Eighty-first Series Global Bond contained therein shall be in writing but need not be accompanied by or contained in a Treasurer’s Certificate and need not be accompanied by an opinion of counsel.

The depositary or, if there be one, its nominee, shall be the holder of an Eighty-first Series Global Bond for all purposes under the Mortgage and the bonds of the Eighty-first Series and beneficial owners with respect to such Eighty-first Series Global Bond shall hold their interests pursuant to applicable procedures of such depositary. The Company, the Corporate Trustee, any bond registrar, any paying agent and any other agent of the Company or the Corporate Trustee shall be entitled to deal with such depositary for all purposes of the Mortgage relating to such Eighty-first Series Global Bond (including the payment of principal, the Make-Whole Redemption Price, if applicable, and interest and the giving of instructions or directions by or to the beneficial owners of such Eighty-first Series Global Bond as the sole holder of such Eighty-first Series Global Bond and shall have no obligations to the beneficial owners thereof (including any direct or indirect participants in such depositary)). None of the Company, the Corporate Trustee, any paying agent, any bond registrar or any other agent of the Company or the Corporate Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a beneficial owner in or pursuant to any applicable letter of representations or other arrangement or transaction entered into with, or procedures of, the depositary with respect to such Eighty-first Series Global Bond or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests, or for any acts or omissions of a depositary.

EIGHTY-SECOND SERIES OF BONDS

(B)(I).    There shall be a series of bonds designated “6.125% Series due 2033” (herein sometimes referred to as the “Eighty-second Series”), each of which shall also bear the descriptive title “First Mortgage Bond”, and the form thereof, which shall be established by Resolution of the Board of Directors of the Company, shall contain suitable provisions with respect to the matters hereinafter in this Section specified. Bonds of the Eighty-second Series shall be initially issued in the aggregate principal amount of $200,000,000, mature on September 15, 2033, bear interest at the rate of 6.125% per annum, payable from September 11, 2003, if the date of said bonds is prior to September 15, 2003, or, if the date of said bonds is after September 15, 2003, from the September 15 or March 15 next preceding the date of said bonds, and thereafter semi-annually on September 15 and March 15 of each year, be issued as fully registered bonds in the denominations of One Thousand Dollars and, at the option of the Company, in any multiple or multiples of One Thousand Dollars (the exercise of such option to be evidenced by the execution and delivery thereof) and be dated as in Section 10 of the Mortgage provided, the principal of and interest on each said bond to be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts.

Interest on bonds of the Eighty-second Series will be computed on the basis of a 360-day year comprised of twelve 30-day months. If a due date for the payment of interest or principal falls on a day that is not a business day, then the payment will be made on the next succeeding business day, and no interest will accrue on the amounts payable for the period from and after the original due date and until the next business day.

(II)    The bonds of the Eighty-second Series shall be redeemable at the option of the Company or with the Proceeds of Released Property in whole at any time, or in part from time to time, prior to maturity, upon notice as provided in Sections 52 and 54 of the Mortgage (given by mail at least 30 days and not more than 90 days prior to the date fixed for redemption (the “Redemption Date”)), at a Make-Whole Redemption Price equal to the greater of (i) 100% of the principal amount of the bonds then outstanding to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon from the Redemption Date to the maturity date, computed by discounting such payments, in each case, to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points, plus in each case accrued interest on the principal amount thereof to the Redemption Date. On and after the Redemption Date, unless the Company defaults in the payment of the Make-Whole Redemption Price and interest accrued thereon to such date, interest on the bonds of the Eighty-second Series, or the portions of them so called for redemption, shall cease to accrue.

“Treasury Rate” means, with respect to any Redemption Date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining life as defined below), yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate will be calculated on the third business day preceding such Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker having a maturity comparable to the remaining term of the bonds of the Eighty-second Series to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the bonds of the Eighty-second Series.

“Comparable Treasury Price” means (i) the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means either Banc of America Securities LLC or J.P. Morgan Securities Inc., as specified by the Company, or, if such firms are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.

“Reference Treasury Dealer” means (i) Banc of America Securities LLC and J.P. Morgan Securities Inc. and their respective successors and (ii) any other three Primary Treasury Dealers selected by us after consultation with the Independent Investment Banker, provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a “Primary Treasury Dealer”), we will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third business day preceding such Redemption Date.

In case of a redemption of a part only of the bonds of the Eighty-second Series, the Corporate Trustee shall draw by lot, in such manner as it deems appropriate, the particular bonds of the Eighty-second Series, or portions of them, to be redeemed.

The Company shall deliver to the Corporate Trustee promptly upon its calculation thereof, but in any event prior to any Redemption Date for the bonds of the Eighty-second Series, a Treasurer’s Certificate setting forth its calculation of the Make-Whole Redemption Price applicable to such redemption. The Corporate Trustee shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in relying upon the Company’s calculation of any Make-Whole Redemption Price of the bonds of the Eighty-second Series.

In lieu of stating the Make-Whole Redemption Price, notices of redemption of the bonds of the Eighty-second Series shall state substantially the following: “The redemption price of the bonds to be redeemed shall equal the greater of (i) 100% of the principal amount of the bonds then outstanding to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon from the Redemption Date to the maturity date, computed by discounting such payments, in each case, to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield (as defined in the Seventy-second Supplemental Indenture) plus 20 basis points, plus in each case accrued interest on the principal amount thereof to the Redemption Date.

Except as provided herein, Article X of the Mortgage, as heretofore supplemented, shall apply to redemptions of bonds of the Eighty-second Series.

(III)    At the option of the registered owner, any bonds of the Eighty-second Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations. The bonds of the Eighty-second Series may bear such legends as may be necessary to comply with any law or with any rules or regulations made pursuant thereto or with the rules or regulations of any stock exchange or to conform to usage or agreement with respect thereto.

Bonds of the Eighty-second Series shall be transferable upon the surrender thereof for cancellation, together with a written instrument of transfer in form approved by the registrar duly executed by the registered owner or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York.

Upon any exchange or transfer of bonds of the Eighty-second Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge required to be paid by the Company, as provided in Section 12 of the Mortgage, but the Company hereby waives any right to make a charge in addition thereto for any exchange or transfer of bonds of said Series.

(IV)    The bonds of the Eighty-second Series shall be issued in registered form without coupons and shall be issued initially in the form of one or more global bonds (hereinafter sometimes each such global bond referred to as an “Eighty-second Series Global Bond”) to or on behalf of DTC, as depositary therefor, and registered in the name of such depositary or its nominee. Any bonds of the Eighty-second Series to be issued or transferred to, or to be held by or on behalf of DTC as such depositary or such nominee (or any successor of such depositary or nominee) for such purpose shall bear the depositary legends as required or otherwise agreed to by the Corporate Trustee and the Company, and in the case of a successor depositary, such legend or legends as such depositary and/or the Company shall require and to which each shall agree, in each case such agreement to be confirmed in writing to the Corporate Trustee. Notwithstanding any other provision in this Seventy-second Supplemental Indenture, payment of interest on the bonds of the Eighty-second Series may be made at the option of the Company by check mailed to the registered holders thereof at their registered address, and, that with respect to an Eighty-second Series Global Bond, the Company may make payments of principal of, the Make-Whole Redemption Price, if applicable, and interest on such Eighty-second Series Global Bond pursuant to and in accordance with such arrangements as are agreed upon by the Company and the depositary for such Eighty-second Series Global Bond.

Except as otherwise provided by this Seventy-second Supplemental Indenture, an Eighty-second Series Global Bond may be transferred, in whole but not in part and in the manner provided in the Mortgage, only to a nominee of the depositary for such Eighty-second Series Global Bond, or to the depositary, or to a successor depositary for such Eighty-second Series Global Bond selected or approved by the Company, or to a nominee of such successor depositary.

If at any time the depositary for an Eighty-second Series Global Bond notifies the Company that it is unwilling or unable to continue as the depositary for such Eighty-second Series Global Bond or if at any time the depositary for an Eighty-second Series Global Bond shall no longer be eligible or in good standing under any applicable statute or regulation, the Company shall appoint a successor depositary with respect to such Eighty-second Series Global Bond. If a successor depositary for such Eighty-second Series Global Bond is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Corporate Trustee, upon receipt of a Company request for the authentication and delivery of bonds of the Eighty-second Series in the form of definitive certificates in exchange for such Eighty-second Series Global Bond, will authenticate and deliver, without service charge, bonds of the Eighty-second Series in the form of definitive certificates of like tenor and terms in an aggregate principal amount equal to the principal amount of the Eighty-second Series Global Bond in exchange for such Eighty-second Series Global Bond. Such bonds of the Eighty-second Series will be issued to and registered in the name of such person or persons as are specified by the depositary.

The Company may at any time and in its sole discretion determine that any bonds of the Eighty-second Series issued or issuable in the form of one or more Eighty-second Series Global Bonds shall no longer be represented by such Eighty-second Series Global Bond or Bonds. In any such event the Company will execute, and the Corporate Trustee, upon receipt of a Company order for the authentication and delivery of bonds of the Eighty-second Series in the form of definitive certificates in exchange in whole or in part for such Eighty-second Series Global Bond or Bonds, will authenticate and deliver, without service charge, to each person specified by the depositary, bonds of the Eighty-second Series in the form of definitive certificates of like tenor and terms in an aggregate principal amount equal to the principal amount of such Eighty-second Series Global Bond or the aggregate principal amount of such Eighty-second Series Global Bonds in exchange for such Eighty-second Series Global Bond or Bonds.

If the Company so elects in a Treasurer’s Certificate, the depositary may surrender bonds of the Eighty-second Series issued in the form of an Eighty-second Series Global Bond in exchange in whole or in part for bonds of the Eighty-second Series in the form of definitive certificates of like tenor and terms on such terms as are acceptable to the Company and such depositary. Thereupon the Company shall execute, and the Corporate Trustee shall authenticate and deliver, without service charge, (i) to each person specified by such Depositary a new bond or bonds of the Eighty-second Series of like tenor and terms and any authorized denomination as requested by such person in aggregate principal amount equal to and in exchange for such person’s beneficial interest in the Eighty-second Series Global Bond; and (ii) to such depositary a new Eighty-second Series Global Bond of like tenor and terms and in an authorized denomination equal to the difference, if any, between the principal amount of the surrendered Eighty-second Series Global Bond and the aggregate principal amount of bonds of the Eighty-second Series delivered to holders thereof.

In any exchange provided for in any of the preceding three paragraphs, the Company shall execute and the Corporate Trustee shall authenticate and deliver bonds of the Eighty-second Series in the form of definitive certificates in authorized denominations. Upon the exchange of the entire principal amount of an Eighty-second Series Global Bond for bonds of the Eighty-second Series in the form of definitive certificates, such Eighty-second Series Global Bond shall be canceled by the Corporate Trustee. Except as provided in the immediately preceding paragraph, bonds of the Eighty-second Series issued in exchange for an Eighty-second Series Global Bond shall be registered in such names and in such authorized denominations as the depositary for such Eighty-second Series Global Bond, acting pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Corporate Trustee. Provided that the Company and the Corporate Trustee have so agreed, the Corporate Trustee shall deliver such bonds of the Eighty-second Series to the persons in whose names the bonds of the Eighty-second Series are so to be registered.

Any endorsement of an Eighty-second Series Global Bond to reflect the principal amount thereof, or any increase or decrease in such principal amount, shall be made in such manner and by such person or persons as shall be specified in or pursuant to any applicable letter of representations or other arrangement entered into with, or procedures of, the depositary with respect to such Eighty-second Series Global Bond or in a Company request. Subject to the terms of the Mortgage, the Corporate Trustee shall deliver and redeliver any such Eighty-second Series Global Bond in the manner and upon instructions given by the person or persons specified in or pursuant to any applicable letter of representations or other arrangement entered into with, or procedures of, the depositary with respect to such Eighty-second Series Global Bond or in any applicable Company request. If a Company request is so delivered, any instructions by the Company with respect to such Eighty-second Series Global Bond contained therein shall be in writing but need not be accompanied by or contained in a Treasurer’s Certificate and need not be accompanied by an opinion of counsel.

The depositary or, if there be one, its nominee, shall be the holder of an Eighty-second Series Global Bond for all purposes under the Mortgage and the bonds of the Eighty-second Series and beneficial owners with respect to such Eighty-second Series Global Bond shall hold their interests pursuant to applicable procedures of such depositary. The Company, the Corporate Trustee, any bond registrar, any paying agent and any other agent of the Company or the Corporate Trustee shall be entitled to deal with such depositary for all purposes of the Mortgage relating to such Eighty-second Series Global Bond (including the payment of principal, the Make-Whole Redemption Price, if applicable, and interest and the giving of instructions or directions by or to the beneficial owners of such Eighty-second Series Global Bond as the sole holder of such Eighty-second Series Global Bond and shall have no obligations to the beneficial owners thereof (including any direct or indirect participants in such depositary)). None of the Company, the Corporate Trustee, any paying agent, any bond registrar or any other agent of the Company or the Corporate Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a beneficial owner in or pursuant to any applicable letter of representations or other arrangement or transaction entered into with, or procedures of, the depositary with respect to such Eighty-second Series Global Bond or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests, or for any acts or omissions of the depositary.

ARTICLE II

AMENDMENTS TO CERTAIN PROVISIONS OF THE MORTGAGE

SECTION 2.    Pursuant to the reservation of right in Section 5 of the Thirteenth Supplemental Indenture, and all bonds issued prior to the Thirteenth Supplemental Indenture having been retired, the Mortgage, as supplemented, is hereby amended so as to restate in its entirety Article XVIII of the Mortgage to read as follows:

“ARTICLE XVIII.

“Meetings and Consents of Bondholders.

“SECTION 107.    Modifications and alterations of this Indenture and/or of any indenture supplemental hereto and/or of the rights and obligations of the Company and/or of the rights of the holders of bonds and coupons issued hereunder may be made as provided in this Article XVIII.

“SECTION 108.    The Corporate Trustee may at any time call a meeting of the bondholders and it shall call such a meeting on the written request of the holders of not less than a majority in principal amount of the bonds Outstanding hereunder at the time of such request. The Company, pursuant to a Resolution of its Board of Directors, may also call a meeting of the bondholders at any time. In each case the purpose or purposes of such meeting shall be set forth in reasonable detail. In the event of the Corporate Trustee’s failing for ten (10) days to call a meeting after being thereunto requested by the bondholders as above set forth, holders of Outstanding bonds in the amount above specified in this Section or the Company, pursuant to Resolution of its Board of Directors, may call such meeting. Every such meeting called by and at the instance of the Corporate Trustee shall be held in the Borough of Manhattan, The City of New York, or with the written approval of the Company, at any other place in the United States of America, and written notice thereof, stating the place and time thereof and in general terms the business to be submitted, shall be mailed by the Corporate Trustee not less than thirty (30) days before such meeting (a) to all holders of bonds the names and addresses of whom are then preserved as required by Section 43 hereof, and (b) to the Company addressed to it at Raleigh, North Carolina (or at such other address as may be designated by the Company from time to time), and, unless all Outstanding bonds are registered at least as to principal, shall be published by the Corporate Trustee at least four (4) times preceding the meeting, in a Daily Newspaper, printed in the English language, and of general circulation in the Borough of Manhattan, The City of New York, the first publication to be not less than twenty (20) days prior to the date of such meeting; provided, however, that the mailing of such notice to any bondholders shall in no case be a condition precedent to the validity of any action taken at such meeting. If such meeting is called by or at the instance either of the Company or of the bondholders, it shall be held at such place in the United States of America as may be specified in the notice calling such meeting and notice thereof shall be sufficient for all purposes hereof if given by newspaper publication as aforesaid stating the place and time of the meeting and in general terms the business to be submitted. Any meeting of bondholders shall be valid without notice if the holders of all bonds then Outstanding hereunder are present in person or by proxy and if the Company and the Corporate Trustee are present by duly authorized representatives, or if notice is waived in writing before or after the meeting by the Company, the holders of all bonds Outstanding hereunder and by the Corporate Trustee, or by such of them as are not present in person or by proxy.

“SECTION 109.    Officers and nominees of the Corporate Trustee and of the Company and the Individual Trustee or his nominees may attend such meeting, but shall not as such be entitled to vote thereat. Attendance by bondholders may be in person or by proxy. In order that the holder of any bond payable to bearer and his proxy may attend and vote without producing his bond, the Corporate Trustee, with respect to any such meeting, may make and from time to time vary such regulations as it shall think fit for deposit of bonds with, (i) any bank or trust or insurance company organized under the laws of the United States of America or of any State thereof, or (ii) any trustee, secretary, administrator or other proper officer of any pension, welfare, hospitalization, or similar fund or funds, or (iii) the United States of America, any Territory thereof, the District of Columbia, any State of the United States, any municipality in any State or Territory of the United States or any public instrumentality of the United States, any State or Territory, or (iv) any other person or corporation satisfactory to the Corporate Trustee, and for the issue to the persons depositing the same of certificates by such depositaries entitling the holders thereof to be present and vote at any such meeting and to appoint proxies to represent them and vote for them at any such meeting in the same way as if the persons so present and voting, either personally or by proxy, were the actual bearers of the bonds in respect of which such certificates shall have been issued and any regulations so made shall be binding and effective. A bondholder in any of the foregoing categories may sign such a certificate in his own behalf. In lieu of or in addition to providing for such deposit, the Corporate Trustee may, in its discretion, permit such institutions to issue certificates stating that bonds were exhibited to them, which certificates shall entitle the holders thereof to vote at any meeting only if the bonds with respect to which they are issued are not produced at the meeting by any other person and are not at the time of the meeting registered in the name of any other person. Each such certificate shall state the date on which the bond or bonds in respect of which such certificate shall have been issued were deposited with or exhibited to such institution and the series, maturities and serial numbers of such bonds. A bondholder in any of the foregoing categories may sign such a certificate in his own behalf. In the event that two or more such certificates shall be issued with respect to any bond or bonds, the certificate bearing the latest date shall be recognized and be deemed to supersede any certificate or certificates previously issued with respect to such bond or bonds. If any such meeting shall have been called under the provisions of Section 108 hereof, by bondholders or by the Company, and the Corporate Trustee shall fail to make regulations as above authorized, then regulations to like effect for such deposit, or exhibition of bonds and the issue of certificates by (i) any bank or trust or insurance company organized under the laws of the United States of America or of any State thereof, or (ii) any trustee, secretary, administrator or other proper officer of any pension, welfare, hospitalization, or similar fund or funds, or (iii) the United States of America, any Territory thereof, the District of Columbia, any State of the United States, any municipality in any State or Territory of the United States or any public instrumentality of the United States, any State or Territory shall be similarly binding and effective for all purposes hereof if adopted or approved by the bondholders calling such meeting or by the Board of Directors of the Company, if such meeting shall have been called by the Company, provided that in either such case copies of such regulations shall be filed with the Corporate Trustee. A bondholder in any of the foregoing categories may sign such a certificate in his own behalf.

“SECTION 110.    Subject to the restrictions specified in Sections 109 and 113 hereof, any registered holder of bonds Outstanding hereunder and any holder of a certificate (not superseded) provided for in Section 109 hereof, shall be entitled in person or by proxy to attend and vote at such meeting as holder of the bonds registered or certified in the name of such holder without producing such bonds. All others seeking to attend or vote at such meeting in person or by proxy must, if required by any authorized representative of the Corporate Trustee or the Company or by any other bondholder, produce the bonds claimed to be owned or represented at such meeting, and everyone seeking to attend or vote shall, if required as aforesaid, produce such further proof of bond ownership or personal identity as shall be satisfactory to the authorized representative of the Corporate Trustee, or if none be present then to the Inspectors of Votes hereinafter provided for. Proxies shall be witnessed or in the alternative may (a) have the signature guaranteed by a bank or trust company or a registered dealer in securities, (b) be acknowledged before a Notary Public or other officer authorized to take acknowledgments, or (c) have their genuineness otherwise established to the satisfaction of the Inspectors of Votes. All proxies and certificates presented at any meeting shall be delivered to said Inspectors of Votes and filed with the Corporate Trustee.

“SECTION 111.    Persons nominated by the Corporate Trustee if it is represented at the meeting shall act as temporary Chairman and Secretary, respectively, of the meeting, but if the Corporate Trustee shall not be represented or shall fail to nominate such persons or if any person so nominated shall not be present, the bondholders and proxies present shall by a majority vote, irrespective of the amount of their holdings, elect another person or other persons from those present to act as temporary Chairman and/or Secretary. A permanent Chairman and a permanent Secretary of such meeting shall be elected from those present by the bondholders and proxies present by a majority vote irrespective of the amount of their holdings. The Corporate Trustee, if represented at the meeting, shall appoint two Inspectors of Votes who shall decide as to the right of anyone to vote and shall count all votes cast at such meeting, except votes on the election of a Chairman and Secretary, both temporary and permanent, as aforesaid, and who shall make and file with the permanent Secretary of the meeting their verified written report in duplicate of all such votes so cast at said meeting. If the Corporate Trustee shall not be represented at the meeting or shall fail to nominate such Inspectors of Votes or if either Inspector of Votes fails to attend the meeting, the vacancy shall be filled by appointment by the permanent Chairman of the Meeting.

“SECTION 112.    The holders of not less than sixty-six and two-thirds per centum (66 2/3%) in principal amount of the bonds Outstanding hereunder when such meeting is held must be present at such meeting in person or by proxy in order to constitute a quorum for the transaction of business, less than a quorum, however, having power to adjourn.

“SECTION 113.    Subject to the provisions of Section 80 hereof, any modification or alteration of this Indenture (including any indentures supplemental hereto) and/or of the rights and obligations of the Company and/or the rights of the holders of bonds and/or coupons issued hereunder in any particular may be made at a meeting of bondholders duly convened and held in accordance with the provisions of this Article, but only by resolution duly adopted by the affirmative vote of the holders of sixty-six and two-thirds per centum (66 2/3%) or more in principal amount of the bonds Outstanding hereunder, and, if the rights of one or more but less than all, series of bonds then Outstanding are to be affected by action taken at such meeting, then also by affirmative vote of the holders of at least sixty-six and two-thirds per centum (66 2/3%) in principal amount of each series of bonds so to be affected and Outstanding hereunder, when such meeting is held, and in every case approved by Resolution of the Board of Directors of the Company as hereinafter specified; provided, however, that no such modification or alteration shall, without the consent of the holder of any bond issued hereunder affected thereby, (1) impair or affect the right of such holder to receive payment of the principal of and interest on such bond, on or after the respective due dates expressed in such bond, or to institute suit for the enforcement of any such payment on or after such respective dates, or (2) permit the creation of any lien ranking prior to, or on a parity with, the Lien of this

Indenture with respect to any of the Mortgaged and Pledged Property, or (3) permit the deprivation of any non-assenting bondholder of a lien upon the Mortgaged and Pledged Property for the security of his bonds (subject only to the lien of taxes, assessments or governmental charges not then delinquent and to any mortgage or other liens existing upon such property which are prior hereto at the date of the calling of any such bondholders’ meeting), or (4) permit the reduction of the percentage required by the provisions of this Section for the taking of any action under this Section with respect to any bond Outstanding hereunder. For all purposes of this Article, the Trustees, subject to the provisions of Sections 88 and 89 hereof, shall be entitled to rely upon an Opinion of Counsel with respect to the extent, if any, as to which any action taken at such meeting affects the rights under this Indenture or under any indenture supplemental hereto of any holders of bonds then Outstanding hereunder.

“Except for the purpose of waiving any past Default, as defined in Section 65 hereof, or other default and its consequences, in which event the provisions of Section 71 hereof shall be applicable, bonds owned and/or held by and/or for account of and/or for the benefit or interest of the Company, or any corporation of which the Company shall own twenty-five per centum (25%) or more of the outstanding voting stock, shall not be deemed Outstanding for the purpose of any vote or of any calculation of bonds Outstanding in this Article XVIII provided for, except that for the purpose of determining whether the Trustees, or either of them, shall be protected in relying on any such vote or calculation, only bonds which the Trustees, or either of them, know are so owned and/or held, shall be so excluded.

“SECTION 114.    A record in duplicate of the proceedings of each meeting of bondholders shall be prepared by the permanent Secretary of the meeting and shall have attached thereto the original reports of the Inspectors of Votes, and affidavits by one or more persons having knowledge of the facts showing a copy of the notice of the meeting, and showing that said notice was mailed and published as provided in Section 108 hereof. Such record shall be signed and verified by the affidavit of the permanent Chairman and the permanent Secretary of the meeting, and one duplicate thereof shall be delivered to the Company and the other to the Corporate Trustee for preservation by the Corporate Trustee. Any record so signed and verified shall be proof of the matters therein stated, and if such record shall also be signed and verified by the affidavit of a duly authorized representative of the Corporate Trustee, such meeting shall be deemed conclusively to have been duly convened and held and such record shall be conclusive, and any resolution or proceeding stated in such record to have been adopted or taken, shall be deemed conclusively to have been duly adopted or taken by such meeting. A true copy of any resolution adopted by such meeting shall be mailed by the Corporate Trustee to all holders of bonds Outstanding hereunder, the names and addresses of whom are then preserved by the Corporate Trustee pursuant to the provisions of Section 43 hereof, and proof of such mailing by the affidavit of some person having knowledge of the fact shall be filed with the Corporate Trustee, but failure to mail copies of such resolution as aforesaid shall not affect the validity thereof. No such resolution shall be binding until and unless such resolution is approved by Resolution of the Board of Directors of the Company, of which such Resolution of approval, if any, it shall be the duty of the Company to file a copy certified by the Secretary or an Assistant Secretary of the Company with the Corporate Trustee, but if such Resolution of the Board of Directors of the Company is adopted and a certified copy thereof is filed with the Corporate Trustee, the resolution so adopted by such meeting shall (to the extent permitted by law) be deemed conclusively to be binding upon the Company, the Trustees and the holders of all bonds and coupons issued hereunder, at the expiration of sixty (60) days after such filing, except in the event of a final decree of a court of competent jurisdiction setting aside such resolution, or annulling the action taken thereby in a legal action or equitable proceeding for such purposes commenced within such sixty (60) day period; provided, however, that no such resolution of the bondholders, or of the Company, shall in any manner be so construed as to change or modify any of the rights, immunities, or obligations of the Trustees or either of them without their, its or his written assent thereto.

“SECTION 115.    Bonds authenticated and delivered after the date of any bondholders’ meeting may bear a notation in form approved by the Corporate Trustee as to the action taken at meetings of bondholders theretofore held, and upon demand of the holder of any bond Outstanding at the date of any such meeting and presentation of his bond for the purpose at the principal office of the Corporate Trustee, the Company shall cause suitable notation to be made on such bond by endorsement or otherwise as to any action taken at any meeting of bondholders theretofore held. If the Company or the Corporate Trustee shall so determine, new bonds so modified as in the opinion of the Corporate Trustee and the Board of Directors of the Company to conform to such bondholders’ resolution shall be prepared, authenticated and delivered, and upon demand of the holder of any bond then Outstanding and affected thereby shall be exchanged without cost to such bondholders for bonds then Outstanding hereunder upon surrender of such bonds with all unmatured coupons, if any, appertaining thereto. The Company or the Corporate Trustee may require bonds Outstanding to be presented for notation or exchange as aforesaid if either shall see fit to do so. Instruments supplemental to this Indenture embodying any modification or alteration of this Indenture or of any indenture supplemental hereto made at any bondholders’ meeting and approved by Resolution of the Board of Directors of the Company, as aforesaid, may be executed by the Trustees and the Company and upon demand of the Corporate Trustee, or if so specified in any resolution adopted by any such bondholders’ meeting, shall be executed by the Company and the Trustees.

“Any instrument supplemental to this Indenture executed pursuant to the provisions of this Section, shall comply with all applicable provisions of the Trust Indenture Act of 1939 as in force on the date of the execution of such supplemental indenture.

“SECTION 116.    (A) Anything in this Article contained to the contrary notwithstanding, the Corporate Trustee shall receive the written consent (in any number of instruments of similar tenor executed by bondholders or by their attorneys appointed in writing) of the holders of sixty-six and two-thirds per centum (66 2/3%) or more in principal amount of the bonds Outstanding hereunder, and, if the rights of one or more, but less than all, series of bonds then Outstanding are to be affected by action taken pursuant to such consent, then also by consent of the holders of at least sixty-six and two-thirds per centum (66 2/3%) in principal amount of each series of bonds so to be affected and Outstanding hereunder (at the time the last such needed consent is delivered to the Corporate Trustee) in lieu of the holding of a meeting pursuant to this Article and in lieu of all action at such a meeting and with the same force and effect as a resolution duly adopted in accordance with the provisions of Section 113 hereof.

“(B)    Instruments of consent shall be witnessed or in the alternative may (a) have the signature guaranteed by a bank or trust company or a registered dealer in securities, (b) be acknowledged before a Notary Public or other officer authorized to take acknowledgments, or (c) have their genuineness otherwise established to the satisfaction of the Corporate Trustee.

“The amount of bonds payable to bearer, and the series and serial numbers thereof, held by a person executing an instrument of consent (or whose attorney has executed an instrument of consent in his behalf), and the date of his holding the same, may be proved either by exhibiting the bonds themselves to the Corporate Trustee or by a certificate executed (i) by any bank or trust or insurance company organized under the laws of the United States of America or of any state thereof, (ii) by any trustee, secretary, administrator or other proper officer of any pension, welfare, hospitalization or similar fund, (iii) by the United States of America, any Territory thereof, the District of Columbia, any State of the United States, any municipality in any State or Territory of the United States or any public instrumentality of the United States, any State or Territory, or (iv) by any other person or corporation satisfactory to the Corporate Trustee. A bondholder in any of the foregoing categories may sign a certificate in his own behalf.

“Each such certificate shall be dated and shall state in effect that as of the date thereof a coupon bond or bonds bearing a specified serial number or numbers was deposited with or exhibited to the signer of such certificate. The holding by the person named in any such certificate of any bond specified therein shall be presumed to continue unless (1) any certificate bearing a later date issued in respect of the same bond shall be produced, (2) the bond specified in such certificate (or any bond or bonds issued in exchange or substitution for such bond) shall be produced by another holder, or (3) the bond specified in such certificate shall be registered as to principal or shall have been surrendered in exchange for a fully registered bond registered in the name of another holder. The Corporate Trustee may nevertheless in its discretion require further proof in cases where it deems further proof desirable. The ownership of registered bonds shall be proved by the registry books.

“(C) Until such time as the Corporate Trustee shall receive the written consent of the necessary per centum in principal amount of the bonds required by the provisions of subsection (A) above for action contemplated by such consent, any holder of a bond, the serial number of which is shown by the evidence, to be included in the bonds the holders of which have consented to such action, may, by filing written notice with the Corporate Trustee at its principal office and upon proof of holding as provided in subsection (B) above, revoke such consent so far as it concerns such bond. Except as aforesaid, any such consent shall be conclusive and binding upon such holder and upon all future holders of such bond (and any bond issued in lieu thereof or exchanged therefor), irrespective of whether or not any notation of such consent is made upon such bond, and in any event any action taken by the holders of the percentage in aggregate principal amount of the bonds specified in subsection (A) above in connection with such action shall, subject to the provisions of the last sentence of Section 114 hereof, be conclusively binding upon the Company, the Trustees and the holders of all the bonds.”

SECTION 3.    Pursuant to the reservation of right in Section 7 of the Twenty-second Supplemental Indenture, and all bonds issued prior to the Twenty-second Supplemental Indenture having been retired, the Mortgage, as supplemented is hereby amended so as to eliminate:

(a) subdivision (II) of Section 38;

(b) clause (6) and the reference to clause (6) from Section 5;

(c) the reference to Section 38 from clause (c) of Section 5; and

(d) the references to Section 38 from Section 29.

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SECTION 4.    The Company reserves the right, without any consent or other action by holders of bonds of the Eighty-first Series and Eighty-second Series or of any subsequently created series, to amend the Mortgage, as supplemented, so as to add the words “ten-sevenths of” at the beginning of subdivision (b) of clause (B) of Section 4 of the Mortgage.

SECTION 5.    The Company reserves the right, without any consent or other action by holders of bonds of the Eighty-first Series and Eighty-second Series or of any subsequently created series, to amend the Mortgage, as supplemented, so as to replace the phrase “within the fifteen (15) calendar months” on the second and third lines of clause (A) of Section 7 of the Mortgage with the phrase “within the eighteen (18) calendar months”.

SECTION 6.    The Company reserves the right, without any consent or other action by holders of bonds of the Eighty-first Series and Eighty-second Series or of any subsequently created series, to amend the Mortgage, as supplemented, so as to delete the word “and” at the end of subdivision (3) of the excepted property clause on page 121 of the Mortgage and to add a subdivision (5) to such clause immediately after the phrase “ordinary course of its business;” to read “and (5) any property which does not constitute Property Additions, Funded Property or Funded Cash, as hereinafter defined;”.

SECTION 7.    The Company reserves the right, without any consent or other action by holders of bonds of the Eighty-first Series and Eighty-second Series or of any subsequently created series, to amend the Mortgage, as supplemented, as follows:

To amend subsection 3(a) of Section 59 of the Mortgage to read in its entirety as follows:

“(a) a description in reasonable detail of the property to be released;”

To amend subsection 3(b) of Section 59 of the Mortgage to read in its entirety as follows:

“(b) (i) the Fair Value and (ii) the Cost (or as to Property Additions constituting Funded Property of which the Fair Value to the Company at the time the same became Funded Property was less than the Cost as determined pursuant to Section 4 hereof, then such Fair Value in lieu of Cost), in the opinion of the signers, of the property to be released; and the Cost (or as to Property Additions constituting Funded Property of which the Fair Value to the Company at the time the same became Funded Property was less than the Cost as determined pursuant to Section 4 hereof, then such Fair Value in lieu of Cost), in the opinion of the signers, of any portion thereof that is Funded Property;”

To amend subsection (4) of Section 59 of the Mortgage by replacing the first six lines thereof with the following:

“(4) an amount in cash, to be held by the Corporate Trustee as part of the Mortgaged and Pledged Property, equivalent to the amount, if any, by which the Cost (or as to Property Additions constituting Funded Property of which the Fair Value to the Company at the time the same became Funded Property was less than the Cost as determined pursuant to Section 4 hereof, then such Fair Value in lieu of Cost) of the property to be released, as specified in the Engineer’s Certificate provided for in subdivision (3) above, exceeds the aggregate of the following items:”

SECTION 8.    The Company reserves the right, without any consent or other action by holders of bonds of the Eighty-first Series and Eighty-second Series or of any subsequently created series, to amend the Mortgage, as supplemented, so as to add the words “an amount equal to ten-sevenths of” at the beginning of the first sentence of subsection (4)(c) of Section 59 of the Mortgage.

SECTION 9.    The Company reserves the right, without any consent or other action by holders of bonds of the Eighty-first Series and Eighty-second Series or of any subsequently created series, to amend the Mortgage, as supplemented, as follows:

To amend Section 60 of the Mortgage by inserting “(I)” before the word “Unless” in the first line thereof, and by adding the following subsection (II) at the end of Section 60:

“(II) Unless the Company is in default in the payment of the interest on any bonds then Outstanding hereunder or one or more of the Defaults defined in Section 65 hereof shall have occurred and be continuing, the Company may obtain the release of any of the Mortgaged and Pledged Property that is not Funded Property, except cash then held by the Corporate Trustee (provided, however, that Prior Lien Bonds deposited with the Corporate Trustee shall not be released or surrendered except as provided in Article IX hereof and obligations secured by purchase money mortgage deposited with the Corporate Trustee shall not be released except as provided in Section 61 hereof), and the Corporate Trustee shall release all its right, title and interest in and to the same from the Lien hereof upon application of the Company and receipt by the Corporate Trustee of the following (in lieu of complying with the requirements of Section 59 hereof):

(1) a Treasurer’s Certificate describing in reasonable detail the property to be released and requesting such release, and stating:

(a) that the Company is not in default in the payment of interest on any bonds then Outstanding hereunder and that none of the Defaults defined in Section 65 hereof have occurred and are continuing;

(b) that the property to be released is not Funded Property; and

(c) that (except in any case where a governmental body or agency has exercised a right to order the Company to divest itself of such property) such release is in the opinion of the signers desirable in the conduct of the business of the Company;

(2) an Engineer’s Certificate, made and dated not more than ninety (90) days prior to the date of such application, stating:

(a) a description of the property to be released;

(b) the Fair Value, in the opinion of the signers, of the property (or securities) to be released;

(c) that in the opinion of the signers such release will not impair the security under this Indenture in contravention of the provisions hereof; and

(d) that the Company has Property Additions constituting property that is not Funded Property (not including any Property Additions to be released) of a Cost or Fair Value to the Company (whichever is less) of not less than one dollar ($1) (after making any deductions and any additions pursuant to the provisions of Section 4 hereof) after deducting the Cost of the property (or securities) to be released;

(3) an Opinion of Counsel stating the signer’s opinion to the effect that, on the delivery to the Corporate Trustee of the certificates and other documents, if any, specified in such Opinion of Counsel, the conditions required by this Indenture precedent to the action requested by the Company to be taken by the Corporate Trustee have been complied with; and

(4) in case the Corporate Trustee is requested to release any franchise, an Opinion of Counsel complying with the requirements of Section 121 hereof and stating that in the opinion of the signer thereof such release will not impair to any material extent the right of the Company to operate any of its remaining properties.”

ARTICLE III

DIVIDEND COVENANT

SECTION 10. The Company covenants and agrees that, so long as any of the bonds of the Eighty-first Series or Eighty-second Series remain Outstanding, the Company will not declare or pay any dividends upon its common stock (other than dividends in common stock) or make any other distributions on its common stock or purchase or otherwise retire any shares of its common stock, unless immediately after such declaration, payment, purchase, retirement or distribution (hereinafter in this Section referred to as “Restricted Payments”), and giving effect thereto, the amount arrived at by adding

(a) the aggregate amount of all such Restricted Payments (other than the dividend of fifty cents ($.50) per share declared on December 8, 1948 and paid on February 1, 1949 to holders of Common Stock) made by the Company during the period from December 31, 1948, to and including the effective date of the Restricted Payment in respect of which the determination is being made, plus

(b) an amount equal to the aggregate amount of cumulative dividends for such period (whether or not paid) on all preferred stock of the Company from time to time outstanding during such period, at the rate or rates borne by such preferred stock, plus

(c) an amount equal to the amount, if any, by which fifteen per centum (15%) of the Gross Operating Revenues of the Company for such period shall exceed the aggregate amount during such period expended and/or accrued on its books for maintenance and/or appropriated on its books out of income for property retirement, in each case in respect of the Mortgaged and Pledged Property and/or automotive equipment used primarily in the electric utility business of the Company (but excluding any provisions for amortization of any amounts included in utility plant acquisition adjustment accounts or utility plant adjustment accounts), will not exceed the amount of the aggregate net income of the Company for said period available for dividends (computed and ascertained in accordance with sound accounting practice, on a cumulative basis, including the making of proper deductions for any deficits occurring during any part of such period), plus $3,000,000.

The Company further covenants and agrees that not later than May 1 of each year beginning with the year 2004 it will furnish to the Corporate Trustee a Treasurer’s Certificate stating whether or not the Company has fully observed the restrictions imposed upon it by the covenant contained in this Section 10.

ARTICLE IV

CERTAIN PROVISIONS WITH RESPECT TO FUTURE ADVANCES

SECTION 11.    Upon the filing of this Seventy-second Supplemental Indenture for record in all counties in which the Mortgaged and Pledged Property is located, and until a further indenture or indentures supplemental to the Mortgage shall be executed and delivered by the Company to the Trustees pursuant to authorization by the Board of Directors of the Company and filed for record in all counties in which the Mortgaged and Pledged Property is located further increasing or decreasing the amount of future advances which may be secured by the Mortgage, as supplemented, the Mortgage, as supplemented, may secure future advances and other indebtedness and sums not to exceed in the aggregate $1,000,000,000, in addition to $2,607,800,000 in aggregate principal amount of bonds to be Outstanding at the time of such filing, and all such advances and other indebtedness and sums shall be secured by the Mortgage, as supplemented, equally, to the same extent and with the same priority, as the amount originally advanced on the security of the Mortgage, namely, $46,000,000, and such advances and other indebtedness and sums may be made or become owing and may be repaid and again made or become owing and the amount so stated shall be considered only as the total amount of such advances and other indebtedness and sums as may be outstanding at one time.

ARTICLE V

MISCELLANEOUS PROVISIONS

SECTION 12.    Subject to the amendments provided for in this Seventy-second Supplemental Indenture, the terms defined in the Mortgage, as heretofore supplemented, shall, for all purposes of this Seventy-second Supplemental Indenture, have the meanings specified in the Mortgage, as heretofore supplemented.

SECTION 13.    The Trustees hereby accept the trusts herein declared, provided, created or supplemented and agree to perform the same upon the terms and conditions herein and in the Mortgage, as heretofore supplemented, set forth and upon the following terms and conditions:

The Trustees shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Seventy-second Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general each and every term and condition contained in Article XVI of the Mortgage shall apply to and form part of this Seventy-second Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Seventy-second Supplemental Indenture.

SECTION 14.    Subject to the provisions of Article XV and Article XVI of the Mortgage, whenever in this Seventy-second Supplemental Indenture either of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Seventy-second Supplemental Indenture contained by or on behalf of the Company or by or on behalf of the Trustees shall bind and inure to the benefit of the respective successors and assigns of such parties whether so expressed or not.

SECTION 15.    Nothing in this Seventy-second Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the Outstanding bonds and coupons, any right, remedy or claim under or by reason of this Seventy-second Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Seventy-second Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the Outstanding bonds and coupons.

SECTION 16.    This Seventy-second Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

[SIGNATURES ON THE FOLLOWING PAGES]

IN WITNESS WHEREOF, Carolina Power & Light Company d/b/a Progress Energy Carolinas, Inc. has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents or its Treasurer and its corporate seal to be attested by its Secretary or one of its Assistant Secretaries, and The Bank of New York has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents or Assistant Vice Presidents, and its corporate seal to be attested by one of its Assistant Vice Presidents or Assistant Secretaries and Douglas J. MacInnes has hereunto set his hand and affixed his seal, all as of the day and year first above written.

CAROLINA POWER & LIGHT COMPANY d/b/a PROGRESS ENERGY CAROLINAS, INC.
By:	/s/ Thomas R. Sullivan
Thomas R. Sullivan
Treasurer

ATTEST:

/s/    Patricia Kornegay-Timmons

Patricia Kornegay-Timmons

Assistant Secretary

Executed, sealed and delivered by

CAROLINA POWER & LIGHT COMPANY

d/b/a PROGRESS ENERGY CAROLINAS, INC.

in the presence of:

/s/    Sarah C. Nelson

Sarah C. Nelson

/s/    Kim C. Cross

Kim C. Cross

[TRUSTEES’ SIGNATURE PAGE FOLLOWS]

THE BANK OF NEW YORK, as Trustee
By:	/s/ Ming Ryan
Ming Ryan
Vice President

ATTEST:

/s/    Kisha Holder

Kisha Holder

Assistant Vice President

/s/ Douglas J. MacInnes (L.S.)
DOUGLAS J. MACINNES

Executed, sealed and delivered

by THE BANK OF NEW YORK

and DOUGLAS J. MACINNES

in the presence of:

/s/    Marie E. Trimboli

Marie E. Trimboli

/s/    James E. Logan

James E. Logan

[TRUSTEES’ SIGNATURE PAGE]

[SEVENTY-SECOND SUPPLEMENTAL INDENTURE DATED AS OF SEPTEMBER 1, 2003,

TO THE MORTGAGE AND DEED OF TRUST DATED AS OF MAY 1, 1940]

STATE OF NORTH CAROLINA        )

                                                                ) SS.:

COUNTY OF WAKE                           )

This 5th day of September, A.D. 2003, personally came before me, Brenda B. Addison, a Notary Public, THOMAS R. SULLIVAN, who, being by me duly sworn, says that he is the Treasurer of CAROLINA POWER & LIGHT COMPANY d/b/a PROGRESS ENERGY CAROLINAS, INC., and that the seal affixed to the foregoing instrument in writing is the corporate seal of said company, and that said writing was signed and sealed by him in behalf of said corporation by its authority duly given. And the said THOMAS R. SULLIVAN acknowledged the said writing to be the act and deed of said corporation.

On the 5th day of September, in the year of 2003, before me personally came THOMAS R. SULLIVAN, to me known, who, being by me duly sworn, did depose and say that he resides at 121 Loch Pointe Drive, Cary, North Carolina 27511; that he is the Treasurer of CAROLINA POWER & LIGHT COMPANY d/b/a PROGRESS ENERGY CAROLINAS, INC., one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

/s/Brenda B. Addison
Brenda B. Addison NOTARY PUBLIC, State of North Carolina Durham County My Commission Expires: May 19, 2004

STATE OF NORTH CAROLINA        )

                                                                ) SS.:

COUNTY OF WAKE                           )

Personally appeared before me Sarah C. Nelson, who being duly sworn, says that she saw the corporate seal of CAROLINA POWER & LIGHT COMPANY d/b/a PROGRESS ENERGY CAROLINAS, INC. affixed to the above written instrument, and that she also saw THOMAS R. SULLIVAN, the Treasurer, with Patricia Kornegay-Timmons, an Assistant Secretary, of said CAROLINA POWER & LIGHT COMPANY d/b/a PROGRESS ENERGY CAROLINAS, INC., sign and attest the same, and that she, deponent, with Kim C. Cross, witnessed the execution and delivery thereof as the act and deed of said CAROLINA POWER & LIGHT COMPANY d/b/a PROGRESS ENERGY CAROLINAS, INC.

/s/Sarah C. Nelson
Sarah C. Nelson

Sworn to before me this

5th day of September, 2003

/s/Brenda B. Addison

Brenda B. Addison

NOTARY PUBLIC, State of North Carolina

Durham County

My Commission Expires: May 19, 2004

ACKNOWLEDGMENT

STATE OF NEW YORK                      )

                                                                ) SS.:

COUNTY OF NEW YORK                  )

On September 10, 2003 before me, the undersigned, personally appeared MING RYAN, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

I, ROBERT HIRSCH, a Notary Public of the State of New York, certify that MING RYAN personally came before me this day and acknowledged that she is a Vice President of THE BANK OF NEW YORK, as Trustee, a New York banking corporation, and that she, as Vice President, being authorized to do so, executed the foregoing on behalf of the corporation.

Witness my hand and official seal, this the 10th day of September, 2003.

/s/Robert Hirsch
ROBERT HIRSCH Notary Public, State of New York No. 01H16076679 Qualified in Rockland County Commission Expires July 1, 2006

STATE OF NEW YORK                      )

                                                                ) SS.:

COUNTY OF NEW YORK                  )

On September 10, 2003 before me, the undersigned, personally appeared DOUGLAS J. MACINNES, as successor Individual Trustee, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

I, ROBERT HIRSCH, a Notary Public of the State of New York, do hereby certify that DOUGLAS J. MACINNES, as successor Individual Trustee, personally appeared before me this day and acknowledged the due execution of the foregoing instrument.

Witness my hand and official seal, this the 10th day of September, 2003.

/s/Robert Hirsch
ROBERT HIRSCH Notary Public, State of New York No. 01H16076679 Qualified in Rockland County Commission Expires July 1, 2006

ACKNOWLEDGMENT

STATE OF NEW YORK	)
) SS.:
COUNTY OF NEW YORK	)

On September 10, 2003 before me, the undersigned, personally appeared before me MARIE E. TRIMBOLI, who, being duly sworn, says that she saw the corporate seal of THE BANK OF NEW YORK, as Trustee, affixed to the above written instrument and that she also saw MING RYAN, a Vice President, with KISHA HOLDER, an Assistant Vice President of said THE BANK OF NEW YORK, as Trustee, sign and attest the same, and that she, deponent, with JAMES E. LOGAN, witnessed the execution and deliver thereof as the act and deed of said THE BANK OF NEW YORK, as Trustee.

On the 10th day of September, in the year 2003, before me personally appeared before me MARIE E. TRIMBOLI, who, being duly sworn, says that she saw the within named DOUGLAS J. MACINNES, as successor Individual Trustee, sign, seal and as his act and deed deliver the foregoing instrument for the purposes therein mentioned, and that she, deponent with JAMES E. LOGAN, witnessed the execution thereof.

/s/    Marie E. Trimboli

MARIE E TRIMBOLI

Sworn to before me this

10th day of September, 2003

/s/    Robert Hirsch

        ROBERT HIRSCH

Notary Public, State of New York

        No. 01H16076679

Qualified in Rockland County

Commission Expires July 1, 2006